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                                                                    EXHIBIT 10.7

                     MANUFACTURING AND DEVELOPMENT AGREEMENT

     THIS AGREEMENT (this "Agreement") is effective as of February 1, 2003 (the "Effective Date"), by and between VASO ACTIVE PHARMACEUTICALS, INC., a corporation organized and existing under the laws of Delaware, with a registered office situate at 99 Rosewood Drive, Suite 260, Danvers, Massachusetts 01923 ("VAP") and BIOCHEMICS, INC., a corporation organized and existing under the laws of Delaware, with a registered office situate at 99 Rosewood Drive, Suite 260, Danvers, Massachusetts 01923 ("BioChemics", together with VAP, the "Parties" and individually each a "Party").

     WHEREAS, BioChemics develops, INTER ALIA, over-the-counter ("OTC") pharmaceutical products that incorporate certain drug delivery technology proprietary to BioChemics (collectively, the "OTC Products", as defined below);

     AND WHEREAS, BioChemics has certain agreements with third party contractors to manufacture the OTC Products in accordance with specifications established by BioChemics;

     AND WHEREAS, pursuant to a License Agreement, dated as of February 1, 2003, by and between VAP and BioChemics (the "License Agreement"), VAP has an exclusive, perpetual and worldwide license to commercialize, market and sell the OTC Products;

     AND WHEREAS, pursuant to the License Agreement, BioChemics retains all rights with respect to the manufacturing and development of the OTC Products;

     WHEREAS, VAP and BioChemics desire to formalize the terms and conditions under which BioChemics will develop and have manufactured the OTC Products for VAP,

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions herein contained, VAP and BioChemics agree as follows:

ARTICLE 1 - DEFINITIONS

     1.1. "Affiliate" shall mean (1) any corporation or business entity fifty percent (50%) or more of the voting stock or voting equity interests of which are owned directly or indirectly by a Party; or (2) any corporation or business entity which directly or indirectly owns fifty percent (50%) or more of the voting stock or voting equity interests of a Party; or (3) any corporation or business entity directly or indirectly controlling or under control of a corporation or business entity as described in (1) or (2).

     1.2. "Agency" or "Agencies" shall mean the U.S. Food and Drug Administration (hereinafter the "FDA") or any successor organization thereof and any other government regulatory authority involved in granting approvals for the Manufacturing or sale of over-the-counter pharmaceutical products.

     1.3. "cGMP" shall mean all laws and regulations relating to the Manufacturing of

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OTC Products, including, but not limited to, the Current Good Manufacturing
Practices as specified in the United States Code of Federal Regulations and any other applicable laws, guidelines and/or regulations. In the event of conflict Current Good Manufacturing Practices as specified in the United States Code of Federal Regulations will prevail.

     1.4. "Equipment" shall mean the equipment which is owned or leased by BioChemics' Manufacturers and used in the Manufacturing of OTC Products.

     1.5. "Manufacture / Manufacturing/ Manufactured" shall mean all operations of BioChemics' third party manufacturers related to the manufacturing, production, packaging, labeling, warehousing, quality control testing, including in-process, release and stability testing when applicable, release and shipping of OTC Products.

     1.6 "Manufacturers" shall mean collectively those third party contractors engaged by BioChemics from time to time for the purpose of manufacturing OTC Products for VAP.

     1.7 "OTC Products" shall have the meaning attributed to such term in the License Agreement.

     1.8 "Purchase Order" shall mean a written form submitted by VAP to BioChemics authorizing the purchase and delivery of OTC Products or other services as may be specified therein, which (i) references this Agreement; (ii) indicates the quantity and type of OTC Products that have been ordered; and
(iii) sets forth the total price to be paid for such OTC Products.

     1.9    "Purchase Price" shall have the meaning set forth in Section 5.1.

     1.10 "Second Source Supplier" shall have the meaning set forth in Section 4.2.

     1.11   "Territory" shall mean all countries of the world.

     1.12 "Facility" shall mean VAP's facility located at 99 Rosewood Drive, Danvers, Massachusetts.

ARTICLE 2 - PURCHASE ORDERS

     Pursuant to subsequent provisions of this Agreement, BioChemics shall develop and Manufacture and/or have Manufactured for VAP the OTC Products for commercialization, marketing and sale in the Territory by VAP. All terms and conditions relating to the Manufacturing and development of the OTC Products shall be in accordance with proposals that are submitted to BioChemics by VAP from time to time and that are agreed upon by both Parties in writing via Purchase Orders. Purchase Orders shall be in a form agreed upon in advance by VAP and BioChemics. In the event of that any term or condition contained in a Purchase Order conflicts with a term or condition of this Agreement, the term or condition contained in this Agreement shall prevail.

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ARTICLE 3 - DEVELOPMENT AND MANUFACTURING

     3.1 BioChemics warrants, represents and covenants that it has confirmed that each of its current Manufacturers has obtained, and BioChemics will ensure that such current Manufacturers (and any future Manufacturers) will maintain at all times during the period that they Manufacture OTC products for BioChemics, all relevant and specific OTC Product approvals required by the FDA for their respective Manufacturing facilities and that such Manufacturing facilities conform to the applicable and current cGMP. BioChemics has also confirmed that such Manufacturers have conformed to similar requirements of all other Agencies having jurisdiction over the Manufacturing and development of OTC Products at any time during the term of this Agreement.

     3.2 BioChemics certifies that all OTC Products delivered to VAP pursuant to this Agreement will conform and be in compliance with all applicable laws and regulations and with all regulatory requirements of all applicable Agencies including current cGMP. In the event of conflicting laws and regulations, compliance will be referenced by the then current 21 Code of Federal Regulation Sections 210, 211, ET SEQ.

ARTICLE 4 - VOLUMES & SECOND SOURCE

     4.1 BioChemics shall, in accordance with the terms of this Agreement and with any relevant and effective Purchase Order, supply VAP with OTC Products sufficient in quantity and quality to satisfy 100% of VAP's OTC Product requirements. Unless otherwise permitted under this Agreement, VAP will purchase all of its OTC Products exclusively from BioChemics.

     4.2 In the event that: (i) BioChemics materially fails to meet VAP'S OTC Product orders for a period of more than three (3) consecutive months on accepted Purchase Orders and such Purchase Orders have been placed in accordance with the terms of this Agreement; or (ii) BioChemics has committed an anticipatory breach of this Agreement; or (iii) a Force Majeure has occurred which VAP reasonably believes will affect BioChemics' ability to supply and meet VAP's OTC Products requirements for a period of at least three (3) months; or
(iv) any of BioChemics' Manufacturers are non-compliant with the regulations required to Manufacture OTC Products and are unable to cure such non-compliance, VAP may qualify and engage at its discretion, such third party principal suppliers and Manufacturers as it deems necessary to ensure uninterrupted supply of OTC Products (each a "Second Source Supplier"); PROVIDED THAT, in any case where VAP engages a Second Source Supplier, such Second Source Supplier shall enter into and be bound by the terms of a confidentiality agreement, in a form satisfactory to BioChemics, with respect to the protection and non-disclosure by the Second Source Supplier of any confidential information relating to, among other things, the development, Manufacturing and formulation of the OTC Products. In no event shall the retention by VAP of a Second Source Supplier under this Agreement constitute or affect a transfer of any of the proprietary technology of BioChemics or VAP in relation to the OTC Products and such Second Source Supplier shall obtain no rights whatsoever with respect to such technology.

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     In each such case, VAP will notify BioChemics in writing within 30-days of
VAP's decision to engage a Second Source Supplier. BioChemics shall assist VAP in transferring the OTC Products manufacturing process to any Second Source Supplier by providing technical assistance and documentation as necessary at mutually agreed upon fees.

ARTICLE 5 - PRICE AND PAYMENT

     5.1 The purchase price paid by VAP to BioChemics for OTC Products shall be based on an arm's length fee equal to BioChemics' fully loaded cost (i.e. including all incidental costs) of the OTC Products, plus 10% (the "Purchase Price"). VAP shall also reimburse BioChemics for the cost of preparing a precise accounting of the costs associated with the development and manufacturing of the OTC Products.

     5.2 Fifty percent (50%) of the Purchase Price shall be paid by VAP to BioChemics upon the placement of each order, with the balance of the Purchase Price payable no later than thirty (30) days after the date of BioChemics' invoice to VAP. In the event of nonpayment of Purchase Price balances within forty-five (45) days of the invoice date, VAP agrees to pay BioChemics a monthly late payment charge equal to one and one-half percent (1.5%) of the unpaid balance. Should unpaid balances extend beyond ninety (90) days without reasonable cause after an invoice has been issued, BioChemics reserves the right to terminate this Agreement in accordance with the terms hereof. In the alternative, BioChemics may cease production and/or Delivery of OTC Products to BioChemics until such non-payment has been cured.

     5.3 VAP shall be responsible for and bear all costs associated with the design, development, quality release and regulatory approval of all labeling and packaging materials for OTC Products supplied by BioChemics hereunder.

ARTICLE 6 - INDEMNIFICATION

     6.1. VAP shall hold harmless and indemnify BioChemics, its employees, officers and affiliates against any and all claims, losses, liabilities, lawsuits, proceedings, costs and expenses, including, without limitation, reasonable attorneys' fees, and the cost of recalls, resulting from, arising out of or in connection with injuries and/or death resulting from, arising out of or in connection with the commercialization, marketing or sale by VAP of the OTC Products, including, without limitation, claims based on negligence, warranty, strict liability or any other theory of product liability or violation of any applicable laws or regulations, (collectively, "Claims") except to the extent that such injuries or violations were the result of BioChemics' action, inaction or negligence in the development, Manufacture or supply of OTC Products according to the terms of this Agreement. If any claim shall be made against BioChemics to which this indemnification applies, BioChemics shall immediately inform VAP thereof of any Claim which will be brought against BioChemics and/or VAP and in such case BioChemics shall not take any step nor conduct any legal proceeding before consulting and obtaining VAP's written confirmation. At BioChemics' request, VAP and/or its insurers shall assume direction and control of the defense against such claim, including, without limitation, the settlement

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thereof at the sole option of VAP or its insurer. BioChemics may, at its option and expense, have its own counsel participate in any proceeding which is under the direction and control of VAP. BioChemics shall cooperate with VAP and its insurer in the disposition of any such matters. In addition BioChemics may at any time relieve VAP of its responsibilities under this Section 6.1 as to any other claim.

     6.2. BioChemics shall hold harmless and indemnify VAP against any and all Claims resulting from, arising out of or in connection with the action, inaction or negligence of BioChemics or its Manufacturers in the development, Manufacturing or supply of OTC Products to VAP according to the terms of this Agreement except to the extent that such injuries or violations were the result of VAP's action, inaction or negligence in the commercialization, marketing or sale by VAP of the OTC Products in accordance with the License Agreement. If any claims shall be made against VAP as to which this indemnification applies, VAP shall, as soon as reasonably practicable, inform BioChemics thereof and at VAP's request, BioChemics and/or its insurers shall assume direction and control of the defense against such claim, including, without limitation, the settlement thereof at the sole option of BioChemics or its insurer. VAP may, at its option and expense, have its own counsel participate in any proceeding which is under the direction and control of BioChemics. VAP shall cooperate with BioChemics and its insurer in the disposition of any such matters. In addition VAP may at any time relieve BioChemics of its responsibilities under this Section 6.2 as to any other claim.

ARTICLE 7 - TERM; TERMINATION

     7.1. This Agreement shall become effective on the date first stated above and, except as otherwise provided herein, shall be in effect for an initial term of five (5) years (the "Initial Term") and shall be automatically renewed for an additional period of twelve (12) months so long as this Agreement has not been terminated as permitted herein.

     7.2. Subject at all times to Section 7.4, either Party may terminate this Agreement for a material breach by the other Party by giving the breaching Party written notice, specifying the breach relied on, and giving the breaching Party three (3) months to cure such breach. If the default has not been cured at the end of such three (3) month cure period, then, upon written notice thereof to the breaching Party by the other, this Agreement shall terminate. Termination for breach will have no effect on performance obligations or amounts to be paid which have accrued up to the effective date of such termination. Notwithstanding the foregoing, BioChemics shall not be considered to have committed a material breach for the purposes of this Section 7.2 if, as a result of a decision, ruling, order or change of policy or regulation of any Agency, BioChemics becomes unable to Manufacture any OTC Product or is required to change the formulation of such OTC Product. In such case, VAP shall be permitted to retain the services of a Second Source Supplier in accordance with Section 4.2 hereof, but shall not be permitted to terminate this Agreement.

     7.3. In event of termination, transition will be conducted in such a manner as to not cause inconvenience to either Party. Should termination be initiated by BioChemics, BioChemics shall notify VAP in writing of its desire to so terminate. Termination by BioChemics for any

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reason, except for non-payment, shall not be effective until VAP has located and arranged for continuation of the Manufacturing of OTC Products with another supplier on terms commercially reasonable to VAP; PROVIDED HOWEVER, that VAP shall have no longer than 2 years from the date of the notice of termination from BioChemics to make such arrangements. During any such interim period, BioChemics shall continue to Manufacture OTC Products for VAP in accordance with this Agreement. In the event of notice of termination by BioChemics for any reason, BioChemics shall perform such functions reasonably necessary or required in connection with the orderly wind-down of any active order with VAP as required by the terms of this Agreement or federal, state, or local laws or regulations, including applicable Agency regulations.

ARTICLE 8 - NOTICES

     Any and all notices or other communications required or permitted under this Agreement must be in written form and be deemed to have been given upon receipt of telefax to the notified Party (followed by hard copy of documents) addressed to the Party to be notified as listed in the beginning of this Agreement, or to such other address as either Party shall have heretofore specified in a notice to the other in the manner herein provided.

ARTICLE 9 - WAIVER

     No failure on the part of either Party to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

ARTICLE 10 - ASSIGNMENT OF AGREEMENT

     Neither this Agreement, nor any rights or obligations hereunder, may be assigned by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided that VAP may assign its rights and obligations hereunder to an Affiliate or a purchaser of all or substantially all of the stock or assets of VAP. Any subsequent assignee, purchaser, or transferee shall be bound by the terms of this Agreement.

ARTICLE 11 - GOVERNING LAW

     All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the Commonwealth of Massachusetts.

ARTICLE 12 - ENTIRE AGREEMENT

     This Agreement, together with the Attachments identified herein that shall form part of this Agreement, constitutes the entire understanding between the parties and is intended as a final

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expression of their agreement and as a complete statement of terms and conditions thereof, and shall not be amended except in writing signed by an authorized representative of each Party and specifically referring to this Agreement. If there is any inconsistency between this document and any other writings, which are referred to or are incorporated herein, or any purchase orders, invoices, or other documents relating to the development and Manufacturing of the OTC Products, the terms and conditions of this document shall take precedence. This Agreement supersedes any previous agreements or arrangements between the parties and any customary practice of the parties at variance with the terms hereof.

ARTICLE 13 - SEVERABILITY

     In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect.

ARTICLE 14 - INDEPENDENT CONTRACTOR

     Neither Party shall have the right to control the activities of the other in the performance of this Agreement and each shall perform as an independent contractor, and nothing herein shall be construed to be inconsistent with that relationship or status. Under no circumstances shall the employees or agents of one Party be considered employees or agents of the other. This Agreement shall not constitute, create, or in any way be interpreted as a joint venture, partnership, or formal business organization of any kind.

ARTICLE 15 - AMENDMENTS

     No provision of this Agreement or the Attachments attached hereto may be modified or supplemented, except by an instrument in writing signed by both BioChemics and VAP.

ARTICLE 16 - HEADINGS

     The Article headings appearing herein are included only for the convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

ARTICLE 17 - RECALL

     In the event (a) any governmental authority of the United States issues a request, directive, or order that an OTC Product be recalled, or (b) a court of competent jurisdiction orders such a recall, or (c) the parties reasonably determine after consultation with each other that an OTC Product should be recalled (a "Recall"), the parties shall take all appropriate corrective action. VAP shall also retain the right to conduct an OTC Product Recall for safety reasons VAP deems significant. In the event that an OTC Product is recalled or that VAP is required to disseminate information regarding OTC Products covered by this Agreement, VAP shall so notify BioChemics and, not later than may be required to permit VAP to meet such obligations, BioChemics shall provide VAP with such assistance in connection with such recall as may

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reasonably be requested by VAP. The Party responsible for any Recall will be financially responsible for the costs of such Recall; provided that in no case shall such Party shall be responsible for any loss of profit, sales or consequential damages suffered by the other Party where such losses are directly associated with, or attributable to, such Recall.

ARTICLE 18 - COUNTERPARTS

     This Agreement may be signed by the Parties executed in one or more counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

                      [THE SIGNATURE PAGE IS THE NEXT PAGE]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives as of the dates set forth below:


For:        VASO ACTIVE PHARMACEUTICALS, INC.

Name:       John J. Masiz
Title:      President

Signature:
          -------------------------------------

Date:
      ------------------------------


For:        BIOCHEMICS, INC.

Name: John J. Masiz
Title: President

Signature:
          -------------------------------------

Date:
      ------------------------------

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